UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
 Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  March 7, 2023 (March 2, 2023)

GENCO SHIPPING & TRADING LIMITED
(Exact name of registrant as specified in its charter)

Republic of the Marshall Islands	001-33393	98-0439758
(State or other jurisdiction of incorporation or organization)	(Commission file number)	(I.R.S. employer identification no.)

299 Park Avenue 12th Floor New York, NY (Address of principal executive offices)	10171 (Zip code)

Registrant’s telephone number, including area code:  (646) 443-8550

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company          ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.        ☐

Securities registered pursuant to Section 12(b) of the Act:
Title of each class	Trading Symbol(s)	Name of exchange on which registered
Common stock, par value $0.01 per share	GNK	New York Stock Exchange (NYSE)

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 6, 2023, Robert Hughes resigned as the Chief Operations Officer of Genco Shipping & Trading Limited (the “Company”) in connection with an internal consolidation of the Company’s business departments, following discussions that commenced on March 2, 2023.

In connection with the foregoing, on March 7, 2023, Mr. Hughes and the Company entered into a Separation Agreement.  Under the terms of this agreement, subject to customary conditions, following the termination of his employment effective March 31, 2023, Mr. Hughes is to receive a lump sum payment of $250,000 in lieu of any cash bonus for any period or any other cash payment except as otherwise provided in the Separation Agreement; full vesting of his unvested equity awards, which consist of 29,105 restricted stock units and 3,208 options; engagement of Mr. Hughes to as a consultant regarding transition matters through December 31, 2023 in consideration of payments totaling $100,000; and continuation of coverage for applicable medical and related benefits, for which the Corporation will pay the cost through the earlier of December 31, 2023 and the date Mr. Hughes is eligible for coverage under another group benefits plan.  The agreement also contains customary provisions pertaining to confidential information, releases of claims by Mr. Hughes, and other covenants.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, Genco Shipping & Trading Limited has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GENCO SHIPPING & TRADING LIMITED

DATE: March 7, 2023

/s/ Apostolos Zafolias
Apostolos Zafolias
Chief Financial Officer